UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2015

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐    Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, ModSys International Ltd. (“Modern Systems”) entered into a new employment agreement (the “New Agreement”) with Matt Bell, President and CEO. In addition, in connection with the New Agreement, Mr. Bell was appointed to the Board of Directors of Modern Systems. Below is a summary of the terms of the New Agreement.

Title. Mr. Bell will continue to serve as President and CEO of Modern Systems. In addition, Mr. Bell has been appointed to the Board of Directors of Modern Systems.

Term. The term of the New Agreement will be up to three years, unless terminated earlier in accordance with its terms.

Salary. Mr. Bell’s base salary will remain $300,000 on an annual basis. Mr. Bell will receive no additional compensation for his service on the Board of Directors.

Sales Transaction Bonus. Mr. Bell will be eligible to receive a special bonus for a sale of all or substantially all of Modern System’s assets (“Sales Transaction”) equal to 1% of the gross consideration received by Modern Systems in such Sales Transaction (provided such gross consideration is in excess of $25,000,000).

Equity Compensation. Mr. Bell will be eligible to receive equity compensation, including three individual annual bonuses, each with a target amount of 50,000 restricted share units (RSUs), based on performance milestones to be agreed upon by Mr. Bell and the Compensation Committee. The Compensation Committee will also recommend to the Board that Mr. Bell receive an award of 100,000 RSUs, which will vest based on duration of service upon a Sales Transaction or in connection with certain terminations of Mr. Bell’s employment, in each case as further described in the New Agreement. The RSUs will be subject to the terms and conditions of Modern System’s 2007 Award Plan. Mr. Bell has also been offered the opportunity to reprice 270,000 of his existing 300,000 options to purchase ordinary shares of Modern Systems to the current fair market value. The remaining 30,000 existing options will be forfeited in exchange for such repricing.

Benefits. Mr. Bell will remain eligible for all standard company benefits, including health, dental, vision, life and disability insurance.

Notice Requirements. Modern Systems may only terminate the employment of Mr. Bell for convenience upon giving 365 days written notice (or payment for such period in lieu of notice).

The foregoing description of the New Agreement is qualified in its entirety by reference to the full text of the New Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Contract between Matt Bell and Modern Systems dated October 1, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date October 2, 2015	By	/s/ Rick Rinaldo
Rick Rinaldo
CFO

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Exhibit Number	Description
10.1	Employment Contact between Matt Bell and Modern Systems dated October 1, 2015

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